                                                                 EXHIBIT 5.1


                    [JAFFE, RAITT, HEUER & WEISS LETTERHEAD]



                                 March 18, 1997


Sun Communities, Inc.
31700 Middlebelt Road, Suite 145
Farmington Hills, Michigan 48334

     Gentlemen:

     We have acted as counsel to Sun Communities, Inc. (the "Company"), a Maryland corporation, in connection with the registration by the Company of 497,507 shares of Common Stock, $.01 par value per share ("Common Stock"), to be issued pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan, as described in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about March 18, 1997 (the "Registration Statement").

     For purposes of this opinion letter, we have examined copies of the following documents:

      A.   An executed copy of the Registration Statement;

      B.   The Company's Articles of Amendment and Restatement (the "Charter");

      C. Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership;

      D. The first through twenty-fifth amendments, inclusive, to the Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership;

      E.   The Bylaws of the Company;

      F.   The Company's corporate minute book; and

      G. An Officer's Certificate (the "Certificate"), a copy of which is attached to this letter as Exhibit A.

           The documents listed in items A-G above are collectively referred to as the "Documents".

     In rendering our opinion, we have assumed, without independent verification, that: (i) all signatures are genuine; (ii) all Documents submitted to us as originals are authentic; and (iii) all Documents submitted to us as copies conform to the originals of such Documents. Our review has been limited to examining the Documents and applicable law.

                   [JAFFE, RAITT, HEUER & WEISS LETTERHEAD]

Sun Communities, Inc.
March 18, 1997
Page 2


     We do not purport to express any opinion in this letter concerning any law other than the laws of the State of Michigan and the General Corporation Law of Maryland, and this opinion is qualified accordingly. This opinion is limited to the matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. To the extent that any opinion in this letter relates to or is dependent upon factual information, we have relied exclusively upon the factual representations and warranties set forth in the Certificate, and we have not undertaken to independently verify any such facts or information.

     Based upon and subject to the foregoing, it is our opinion that the shares of Common Stock to be offered pursuant to the Registration Statement have been duly authorized, and upon the issuance and sale thereof in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the use of the name of our firm in the Prospectus under the caption "LEGAL MATTERS".


                               Very truly yours,

                          JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation

                             /s/ Jeffrey L. Forman

                               Jeffrey L. Forman

                                  EXHIBIT "A"

                             OFFICER'S CERTIFICATE

     The undersigned, the duly elected and acting Chief Executive Officer and President of SUN COMMUNITIES, INC., a Maryland corporation (the "Corporation"), hereby represents and warrants the following to Jaffe, Raitt, Heuer & Weiss, professional corporation ("JRH&W"):

     1. Sun Communities, Inc. ("Sun") is a corporation formed under the laws of the State of Maryland.

     2. The Articles of Amendment and Restatement of the Company have not been amended since November 8, 1993.

     3. The Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership, a Michigan limited partnership, has not been amended other than pursuant to amendments prepared by JRH&W.



March ___, 1997
                                             _________________________________
                                             Gary A. Shiffman, Chief Executive
                                             Officer and President of Sun
                                             Communities, Inc.